Exhibit 10.1
SHARE TRANSACTION PURCHASE AGREEMENT

THIS SHARE TRANSACTION PURCHASE AGREEMENT dated as of the 24th day of September, 2008 (the “Agreement”), by and amongst MAXIMUS EXPLORATION CORPORATION, a Nevada corporation (“MAXIMUS” or the “Company”); EXTRAORDINARY VACATION GROUP, INC., a Nevada corporation (“EXVG”), and EXTRAORDINARY VACATIONS USA, INC., a Delaware corporation and wholly owned subsidiary of EXVG (“EVUSA”). The entities above are collectively referred to as the Parties.

WITNESSETH:

WHEREAS, Company is publicly held with no operating assets or business and desires to acquire a business; and

WHEREAS, EVUSA is a new media company with a business consisting of travel divisions, travel contacts, expertise and assets, including Cruise and Vacation Shoppes, Attaché Concierge, The Travel Magazine TV Shows and Maupintours Extraordinary Vacations, Nexttrip.com (a travel web site), Internet, interactive television, mobile phones and other emerging venues for advertisers and consumer commerce, a travel video library of over 400 destinations and comprising over 1,000 hours of programming, an email database of over six million opt-in travelers, and an Internet radio station (NextTrip Radio) that provides travel info 24/7. It also has strategic alliances with various new media firms to provide NextTrip.com with additional content, content distribution, advertising inventory and infrastructure support (the “Business”); and

WHEREAS, there are 1,000 EVUSA shares of capital stock issued and outstanding as of the date of this Agreement (the “EVUSA Shares”); and

WHEREAS, EXVG owns all of the EVUSA Shares; and

WHEREAS, the Company desires to acquire from EXVG, and EXVG desires to sell to the Company, the EVUSA Shares in consideration of an aggregate of 13,000,000 shares of the Company’s Common Stock, (the “Transaction Shares”) representing approximately 70.23% of the Company’s issued and outstanding shares of capital stock on a fully diluted basis after taking into account the transactions contemplated herein (the “Transaction”); and

WHEREAS, after giving effect to the Transaction there will be 18,511,500 shares of Company Common Stock issued and outstanding.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE TRANSACTION

1.1 The Transaction. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Company shall issue and deliver to EXVG an aggregate of 13,000,000 shares and EXVG shall deliver to the Company stock certificate(s) evidencing all of all of the issued and outstanding shares of EVUSA, duly endorsed on the reverse side of such stock certificate(s) or accompanied by duly executed stock powers and any and all other duly executed transfer documents required to transfer the EVUSA Shares to Company. At any time, and from time to time, upon request of the Company after the Closing Date, EXVG agrees to duly execute, acknowledge and deliver, without further consideration, all such further documents, and take all such further actions consistent with this Agreement and the Transaction contemplated hereby, as shall be necessary to effectuate the transfer of the EVUSA Shares as provided herein free of all liens, security interests, pledges, restrictions, encumbrances, equities, claims, charges, voting agreements, voting trusts, proxies and rights of any kind, nature or description.

1.2 Time and Place of Closing. The closing of the Transaction contemplated hereby (the “Closing”) shall take place through The Sourlis Law Firm on or about September 26, 2008 (the “Closing Date”) at 10:00 a.m. (New York Time), or at such place and time as mutually agreed upon by the parties hereto.

1.3 Effective Time. The Transaction shall become effective (the “Effective Time”) at the earlier to occur of (i) such time as all of the conditions to set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to EXVG and EVUSA that now and as of the Closing Date:

2.1 Due Organization and Qualification; Due Authorization.

(i)
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by which it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

(ii)	The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(iii)
The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the Transaction contemplated hereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the Transaction contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or By-laws of the Company, or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the Transaction contemplated hereby consists of 100,000,000 authorized shares of Common Stock, par value $0.00001 per share, and 100,000,000 authorized shares of Preferred Stock, par value $0.00001. As of the date hereof, there are an aggregate of 5,511,500 shares of Company Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Company Common Stock are, and the shares of the Company’s Common Stock, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and have not been or, with respect to such shares, will not be issued in violation of any preemptive right of stockholders. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

2.4 Financial Statements. The Company has furnished EXVG with (a) the Company’s audited Balance Sheets, Operations and Deficit and Cash Flow for the fiscal years February 28, 2006, 2007 and 2008 and (b) the Company’s unaudited Balance Sheets, Operations and Deficit and Cash Flows for the three months ended May 31, 2008 (collectively, the “MAXIMUS Financial Statements”)

2.5 No Assets or Liabilities. Except as set forth in the MAXIMUS Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise other than those assets acquired or liabilities incurred in the ordinary course of business consistent with past practice.

2.6 Taxes. The Company has, to the best of its knowledge, filed all tax returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and, to the best of its knowledge, has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.7 Indebtedness; Contracts; No Defaults. Except as set forth in the MAXIMUS Financial Statements there are no agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party, other than those liabilities incurred in the ordinary course of business consistent with past practices.

2.8 Real Property. The Company does not own or lease any real property.

2.9 Compliance with Law. The Company, to the best of its knowledge, is conducting its business in material compliance with all applicable laws, ordinances, rules, regulations, court or administrative order, decree or process (“Applicable Laws”). The Company has not received any notice of violation or claimed violation of any Applicable Law.

2.10 Litigation.

There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof;

There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and

The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any Applicable Law.

2.11 Trading. The Company Common Stock is currently trading on the OTCBB under the ticker symbol MXEX.

2.12 SEC Reports. The Company’s SEC Reports are (i) accurate and complete, (ii) contain all information required to be filed under the rules and regulations of the SEC, (iii) are not subject to any outstanding SEC comment letters or inquiries, and (iv) do not contain any false statement of fact or fail to state any fact necessary to make the facts stated therein not misleading. The Company has never been subject to any investigation, injunction or cease and desist action by the Securities and Exchange Commission or other federal or state regulatory agency and to its Knowledge is not currently subject to such pending or threatened actions.

2.13 No Taxes. The Company is not, and will not, to the best of its knowledge, become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Company has been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns of the Company that have been filed relating to Tax are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and the Company has not received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions. The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax. The Company has not had an “ownership change” as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

2.14 Conduct of the Business. The Company is a shell company as defined in Rule 12b-2 of the Exchange. From and after June 30, 2008 until the Closing Date:

(i)
The Company has not made any expenditures or entered into any commitments which, when compared to past operations of their businesses, are unusual or extraordinary or outside the scope of the normal course of routine operations;

(ii)	The Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of their businesses;

(iii)
The Company has used their best efforts to maintain the good will associated with their businesses, and the existing business relationships with their agents, customers, lessors, key employees, suppliers and other persons having relations with them;

(iv)
The Company has not entered into any contract, agreement or action, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a material adverse effect;

(v)	The Company has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

(vi)
The Company has not sold or disposed of any assets or created or permitted to exist any encumbrance on their assets except (x) in the ordinary course of business and which could not, on the date of such sale, disposition, creation or permission, be reasonably foreseen to have a material adverse effect or (y) as otherwise permitted by this Agreement;

(vii)
The Company has kept true, complete and correct books of records and accounts with respect to their businesses, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Company;

(viii)	The Company has paid current liabilities as and when they became due and have paid or incurred no fees and expenses not in the ordinary course of their businesses;

(ix)	There has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the Company (whether in cash or in kind);

(x)	The Company has not redeemed, repurchased, or otherwise acquired any of their securities or entered into any agreement to do so;

(xi)	The Company has not made any loan to, or entered into any other transaction with, any of their directors, officers, and employees;

(xii)	The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

(xiii)	There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business that would have a material adverse effect.

2.15 Liabilities.

(i)
Except as set forth in the Financial Statements, the Company has no liabilities or obligations. It is a condition to Closing that the Company will have no liabilities upon transfer of the Shares to the Purchaser.

Since May 31, 2008, the Company has not:

subjected to encumbrance, or agreed to do so to any of their assets, tangible or intangible other than purchase money liens in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Company;

except as otherwise contemplated hereby, engaged in any transactions affecting their businesses or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business; or

other than in the ordinary course of business consistent with past practice, granted or agreed to grant, or paid or agreed to pay any increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director or consultant of the Company or any increase of 5% or more in the rate of wages, salaries, bonuses or other remuneration of any non-officer/director or employee or become a party to any employment contract or arrangement with any of its directors, officers, consultants or employees or become a party to any contract or arrangement with any director, officer, consultant or employee providing for bonuses, profit sharing payments, severance pay or retirement benefits, other than as set forth in any Exhibit or Schedule hereto.

2.16 ERISA Compliance. The Company maintains no “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits.

2.17 Compliance with Law. To the best of its knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies, including any environmental laws and regulations. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

2.18 Consents. No third parties consents are required to be obtained as a result of the change of control of the Company hereby.

2.19 Agreements. The Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction. True, correct and complete copies of all such loan or credit agreements have been delivered to the Purchaser. Neither the Company nor any other party is in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction. No such instrument requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

2.20 Survival of Representations. The representations and warranties herein by the Company are true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive any termination of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EXVG AND EVUSA

Unless stated otherwise, the words “we,” “us,” “our,” or “EXVG” in this Article III of this Agreement collectively refers to Extraordinary Vacation Group, Inc. and its wholly-owned subsidiary, Extraordinary Vacations USA, Inc.

As a material inducement to the Company entering into this Agreement, EXVG hereby represents, and warrants to the Company the following (except as may be otherwise disclosed on a Schedule attached to this Agreement), in each case as of the date of this Agreement and the Closing Date, unless otherwise specifically provided:

3.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

(i)
EXVG and EVUSA are each a corporation duly organized, validly existing and in good standing in the state of its respective incorporation with full corporate power and authority to own, lease and operate its respective businesses and properties and to carry on such businesses in the places and in the manner as presently conducted or proposed to be conducted. EXVG and EVUSA are in good standing as foreign corporations in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by them requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of EXVG.

(ii)
EXVG and EVUSA each has all requisite power and authority to execute and deliver this Agreement, and to consummate the Transaction contemplated hereby and thereby. EXVG and EVUSA have taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the Transaction contemplated hereby, and this Agreement constitutes the valid and binding obligation of EXVG and EVUSA, enforceable against EXVG and EVUSA in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by EXVG and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of EXVG, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which EXVG is a party or by which EXVG or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of EXVG, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which EXVG is a party or by which EXVG or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which EXVG is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.4 Financial Information.  (i) Financial Statements. EVUSA has furnished Company with (a) an audited Balance Sheet and Statement of Income and Cash Flow as of and for the fiscal years ended, 2005, 2006, 2007 and February 29, 2008 (collectively, the “Financial Statements”) and (b) an unaudited Balance Sheet and Statement of Income for the interim months ended through June 30, 2008 (“Most Recent Financial Statement”). Except as set forth in Schedule 3.4(i), the Financial Statements and Most Recent Financial Statement have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, present fairly in all material respects the financial condition of the Company as of such dates and the results of its operations and cash flows for such periods, and are consistent with the books and records of EVUSA; provided, however, that the interim financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and the lack of footnotes and other presentation items. No event has occurred since the date of the Most Recent Financial Statement that would adversely affect the previous sentence.

3.10 Title to Shares and Assets. EXVG are the legal and beneficial owner of the EVUSA Shares constituting one hundred percent (100%) of the issued and outstanding equity securities of EVUSA and all voting and investment power and upon consummation of the Transaction contemplated herein. All of the outstanding shares of EVUSA are duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to EVUSA Shares, will not be transferred in violation of any rights of third parties. The Company will acquire from EXVG good and marketable title to such Shares, free and clear of all any restrictions on transfer, liens, pledges, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands of any kind, nature or description, whatsoever. EXVG is not a party to any option, warrant, purchase right, or other contract or commitment that could require EXVG to sell, transfer, or otherwise dispose of any capital stock of the EVUSA (other than this Agreement). EXVG is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the EVUSA.

ARTICLE IV
TRANSACTION SHARES

4.1 Purchase for Investment. EXVG acknowledges that the Company’s Transaction Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. EXVG has such knowledge and experience in financial and business matters that the EXVG is capable of evaluating the merits and risks of the Transaction Shares issued in connection with this Agreement. EXVG has received certain information concerning the Company and has had the opportunity to obtain additional information as desired by EXVG in order to evaluate the merits and the risks inherent in holding the Transaction Shares. EXVG is able to bear the economic risk and lack of liquidity inherent in holding the Transaction Shares for an indefinite period. EXVG is acquiring the Transaction Shares for investment and not with a view toward or for sale or distribution thereof within the meaning of the Securities Act, or with any present intention of distributing or selling the Transaction Shares within the meaning of the Securities Act. EXVG acknowledges and agrees that after the Closing Date, the Transaction Shares may be not sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration available under the Securities Act or such state securities laws.

The certificates representing Transaction Shares will bear a legend which states, in all material effect the following:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS RESTRICTED SHARE AGREEMENT AND THE SECURITIES UNDERLYING THIS RESTRICTED SHARE AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER, OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

4.2 Restricted Securities. EXVG understands that the Transaction Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Transaction Shares or any available exemption from registration under the Act, the Transaction Shares must be held indefinitely. EXVG are aware that the Transaction Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

ARTICLE V
COVENANTS

5.1 Further Assurances. Each of the Parties shall use reasonable commercial best efforts to proceed promptly with the Transaction contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

5.2 Operation of Business. From the date hereof through the date of the Closing Date, except as expressly provided herein, the Company will:

(i)	Continue its business only in ordinary course;

(ii)	Not, without the written consent of the other party:

(a)	pay any dividends;
(b)	make loans to stockholders or employees; and
(c)	issue any additional shares that would materially change the structure and equity ownership position as set forth herein.

(iii)	Report to the other party any indication of potential material adverse factors in its business or any litigation that may be threatened whereby one of the parties would be a defendant.

5.3 Directors and Officers.

On the Closing Date (i) Andriy Volianuk, the Company’s sole director, shall resign (ii) the Company’s new Board members shall be all of the persons named below, whose addresses are set out opposite their respective names (“New Directors”):

Name	Municipality of Residence

James Whyte	NextTrip, Inc., 2400 North Commerce Pkwy, Suite 105, Weston, FL 33326
William Kerby	NextTrip, Inc., 2400 North Commerce Pkwy, Suite 105, Weston, FL 33326
Brad Heureux	NextTrip, Inc., 2400 North Commerce Pkwy, Suite 105, Weston, FL 33326
Anthony Byron	NextTrip, Inc., 2400 North Commerce Pkwy, Suite 105, Weston, FL 33326

Each director shall hold office until the first meeting of the shareholders of the Company, or until his successor is elected or appointed. The election of subsequent directors shall take place thereafter in accordance with the provisions of the by-laws of the Company and state statutes. Subject to the provisions of the state statutes, the Board shall manage or supervise the management of the business and affairs of Company.

Officers

On the Closing Date, (i) Andriy Volianuk, the Company’s sole officer, shall resign and (ii) the Company’s new Board of Directors, in its sole discretion, shall appoint new officers.

ARTICLE VI
DELIVERIES

6.1	Items to be delivered to EXVG prior to or at Closing by the Company.

(i)	Company Certified Shareholder list;

(ii)	Resolution from the Company’s Board approving the execution and delivery of this Agreement by the Company and to consummated the Transaction;

(iii)	Certificates or proper instructions to the Company’s Transfer Agent representing or authorizing and directing the issuance of the Transaction Shares to EXVG;

(iv)	Resignation of Andriy Volianuk from the Company’s Board of Directors and as sole officer of the Company;

(v)	Election of the New Directors to fill vacancy;

(vi)	Officer’s Certificate; and

(vii)	Such other documents that are reasonable and requested by EXVG as it deems necessary for the consummation of this transaction.

6.2 Items to be delivered to the Company prior to or at Closing by EXVG.

(i)	EVUSA Certified Shareholder List;

(ii)	Duly executed transfer documents and medallion signature original stock certificates from EXVG transferring the EVUSA Shares;

(iii)	Resolutions from the Board of Directors of EXVG approving the Transaction contemplated hereby;

(iv)	Board Resolutions authorizing the execution and delivery of this Agreement and approving the Transactions; and

(v)	Such other documents that are reasonable and requested by the Company as it deems necessary for the consummation of this Transaction.

ARTICLE VII
CONDITIONS PRECEDENT

7.1 Conditions Precedent to Closing. The obligations of the each of the Parties under this Agreement shall be and are subject to fulfillment of the other party, prior to or at the Closing Date, of each of the following conditions:

(i)
That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement; and

(ii)
That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing Date.

7.2 Conditions to Obligations of EXVG. The obligations of EXVG shall be subject to fulfillment prior to or at the Closing Date, of each of the following conditions:

(i)
The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

(ii)	Receipt of resignation of Andriy Volianuk from the Company’s Board of Directors and as the sole officer of the Company; and

(iii)	Receipt of election of the New Directors to fill vacancy.

7.3 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing Date, of the following condition:

(i)
EXVG and EXVG shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
INDEMNIFICATION

8.1 Indemnity by Company. The Company agrees as to defend, indemnify and hold harmless EXVG and EVUSA from and against, and to reimburse EXVG and EVUSA with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively the “Losses”) asserted against or incurred by EXVG or EVUSA by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

8.2 Indemnity by EXVG. EXVG agrees to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all Losses, including, without limitation, reasonable attorneys’ fees and disbursements asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by EXVG or in any document or certificate delivered by EXVG pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

8.4 Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article 8. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE IX
TERMINATION

9.1 Termination. This Agreement may be terminated at any time before or at Closing Date by:

(i)	The mutual agreement of the Parties;

(ii)	Any party at any time before or at the Closing Date if:

(a)	Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

(b)	Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

(iii)	The voluntary or involuntary filing of any of the Parties for protection under the bankruptcy laws and regulations.

(iv)
Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

ARTICLE X
MISCELLANEOUS

10.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for two years. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.2 Access to Books and Records. During the course of this transaction through the Closing Date, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

10.3 Further Assurances. If, at any time after the Closing Date, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

10.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

Attention:

If to any of the EXVG and EVUSA:

The Sourlis Law Firm Attention: Virginia K. Sourlis, Esq. The Galleria 2 Bridge Avenue Red Bank, New Jersey 07701 Phone No.: (732) 530-9007 Fax No.: (732) 530-9008 Email: Virginia@SourlisLaw.com

If to the Company:

MAXIMUS EXPLORATION CORPORATION
#8-26 Zivova Street
Ternopil, Ukraine 282001
Attention: Andriy Volianuk
Phone No.: 011380352520416

With a copy to:
Dean Law Corp.
Attn: Faiyaz Dean, Esq.
601 Union Street, Suite 4200
Seattle, Washington 98101
Phone No.: (206) 274-4598
Fax No.: (206) 493-2777
Email: fdean@deanlawcorp.com

10.5 Entire Agreement. This Agreement and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

10.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

10.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

10.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

10.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

10.11 Expenses. Each Party shall separately pay for their respective costs of legal services, accounting, auditing, communications and due diligence in connection with the transactions contemplated hereby except that EXVG will pay for all costs involved with the corporate structure and regulatory approval and compliances.

10.12 Announcements. Except as and to the extent required by law or regulatory authority or so advised by its legal advisors, neither the Company nor EXVG shall make a public announcement regarding the transactions contemplated hereby without the prior written consent of the other. In the event that either party is required by law or by federal securities law or so advised by its legal advisors to either (i) file any document with the SEC that discloses the transactions contemplated hereby, or (ii) to make a public announcement regarding the transactions contemplated hereby, the party making the disclosures, etc. shall provide the other party with a copy of the disclosure and the reason that such disclosure is required and the time and place that the disclosure was made or shall be made.

[THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement first set forth above.

Extraordinary Vacation Group, Inc.

By:
Name: President

Extraordinary Vacations USA, Inc.

By:
Name: President

MAXIMUS EXPLORATION CORPORATION

By:
Andriy Volianuk CEO, CFO

CONSENT AND UNDERTAKING

The undersigned who EXVG has identified as those who are to constitute all of the directors to be appointed to the Board of Directors of MAXIMUS EXPLORATION CORPORATION pursuant to the above Share Transaction Purchase Agreement hereby each agree to and shall take such action as is necessary to comply or cause MAXIMUS to comply with intent of the such agreement.

James Whyte	William Kerby

Brad Heureux	Anthony Byron